As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Royal Gold, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	84-0835164
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1144 15th Street, Suite 2500

Denver, Colorado 80202

(Address, including zip code, of principal executive offices)

ROYAL GOLD DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(Full title of the plan)

Margaret McCandless

Assistant General Counsel, Chief Compliance Officer, and Corporate Secretary

Royal Gold, Inc.

1144 15th Street, Suite 2500

Denver, Colorado 80202

303-573-1660

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Paul Hilton, Esq.

Hogan Lovells US LLP

1601 Wewatta Street, Suite 900

Denver, Colorado 80202

Telephone: (303) 899-7300

Facsimile: (303) 899-7333

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Deferred Compensation Obligations (1)	$12,000,000	100%	$12,000,000	$1,309.20

(1)	The Deferred Compensation Obligations are unsecured obligations of Royal Gold, Inc. (the “Registrant”) to pay deferred compensation in accordance with the terms of the Royal Gold Deferred Compensation Plan for Non-Employee Directors (the “Plan”).

(2)	Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register an additional $12,000,000 of Deferred Compensation Obligations of the Registrant under the Plan, which are securities of the same class and relate to the same employee benefit plan as those deferred compensation obligations registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2017 (Registration No. 333-219378), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on August 6, 2020;

(b)	The Registrant’s Quarterly Reports on Forms 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on November 5, 2020, and the fiscal quarter ended December 31, 2020, filed with the SEC on February 4, 2021; and

(c)	The Registrant’s Current Reports on Forms 8-K filed with the SEC on September 17, 2020, September 30, 2020, October 1, 2020, and November 19, 2020.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit Number	Description
4.1	Royal Gold Deferred Compensation Plan for Non-Employee Directors (filed as Exhibit 4.1 to Royal Gold’s Registration Statement on Form S-8 filed on July 20, 2017, and incorporated herein by reference).

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm, with respect to the Registrant.

23.2	Consent of Hogan Lovells US LLP (contained in its opinion filed herewith as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on the 4th day of February, 2021.

ROYAL GOLD, INC.

By:	/s/ William Heissenbuttel
Name:	William Heissenbuttel
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Libner and Margaret McCandless, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, a registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they themselves might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Heissenbuttel	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2021
William Heissenbuttel
/s/ Paul Libner	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 4, 2021
Paul Libner
/s/ William Hayes	Chairman	February 4, 2021
William Hayes
/s/ Fabiana Chubbs	Director	February 4, 2021
Fabiana Chubbs
/s/ C. Kevin McArthur	Director	February 4, 2021
C. Kevin McArthur
/s/ Jamie Sokalsky	Director	February 4, 2021
Jamie Sokalsky
/s/ Ronald Vance	Director	February 4, 2021
Ronald Vance
/s/ Sybil Veenman	Director	February 4, 2021
Sybil Veenman

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